UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014

diaDexus, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26483	94-3236309
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Oyster Point Boulevard,

South San Francisco, California 94080

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 246-6400

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 4, 2014, diaDexus, Inc. (the “Company”) entered into a License and Supply Agreement (the “Agreement”) with B.R.A.H.M.S. GmbH (“BRAHMS”), which is part of Thermo Fisher Scientific, Inc. family of companies. Under the Agreement, the Company obtained an exclusive license from BRAHMS to develop and commercialize high throughput immunoassays for three independent biomarkers (MR-proADM and MR-proANP and CT-proET-1) in the United States for the prognosis or diagnosis of cardiac or cardiovascular disease. The Agreement also provides the Company with an option to obtain a co-exclusive license in additional countries outside the United States, subject to reasonable payments to be negotiated.

The Company will be responsible for the development of the licensed immunoassay products, using the biological materials purchased from BRAHMS. Upon completion of the development of the licensed immunoassay products, the Company will transfer the commercial production of any such licensed immunoassay products to BRAHMS and Company will purchase the licensed immunoassay products from BRAHMS for commercial sale at a specified cost-based transfer price. The Agreement includes customary terms, such as forecast, ordering, delivery, inspection for the purchase and supply of licensed immunoassay products.

Upon execution of the Agreement, the Company paid BRAHMS an upfront payment of €750,000 and another €500,000 is payable within twelve months of the effective date. In addition, the Company agreed to pay BRAHMS milestone payments, depending on the achievement of future milestone events, including development and regulatory milestone payments up to a total of €600,000, and post-launch commercial milestone payments up to total of €1,000,000.

The Agreement will expire upon the expiration of the licensed patents covering the licensed immunoassay products, and may be terminated by either party for the other party’s uncured material breach upon written notice. In addition, the Company may terminate the Agreement upon a minimum specified days advance written notice to BRAHMS, and BRAHMS may terminate the Agreement immediately if the Company challenges any licensed patents.

The foregoing is only a summary of the material terms of the Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Agreement that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, portions of which will be subject to a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, for certain portions of the Agreement. The omitted material will be included in the request for confidential treatment.

A copy of the press release announcing the entry into the Agreement is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release entitled “diaDexus, Inc. Announces Exclusive U.S. Licensing Deal with Thermo Fisher Scientific to Advance Risk Prediction in Heart Failure” issued by diaDexus, Inc. on March 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

diaDexus, Inc.
(Registrant)
Date: March 5, 2014

	By:	/s/ Jean-Frédéric Viret

Jean-Frédéric Viret
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release entitled “diaDexus, Inc. Announces Exclusive U.S. Licensing Deal with Thermo Fisher Scientific to Advance Risk Prediction in Heart Failure” issued by diaDexus, Inc. on March 5, 2014.